Exhibit (11) under Form N-1A
                                             Exhibit 23 under Item 601/Reg S-K



                          ARTHUR ANDERSEN LLP








               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 22 to Form N-1A Registration Statement of Federated U.S. Government Bond Fund of our report dated October 1, 1997, on the financial statements as of August 31, 1997, of Federated U.S. Government Bond Fund, included in or made a part of this registration statement.



By: /s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
October 20, 1997